CTS Corporation
Form 10-K 2005

EXHIBIT (21)

CTS CORPORATION AND SUBSIDIARIES

As of December 31, 2005

CTS Corporation (Registrant), an Indiana corporation

Subsidiaries:

CTS Corporation, a Delaware corporation

CTS of Panama, Inc., a Republic of Panama corporation

CTS Components Taiwan, Ltd., a Taiwan, Republic of China corporation

CTS Electro de Matamoros, S.A., [1]a Republic of Mexico corporation

CTS Japan, Inc., a Japan corporation

CTS International B.V., a Netherlands corporation

CTS Singapore Pte., Ltd., a Republic of Singapore corporation

CTS Electronics Hong Kong, Ltd., [1]a Hong Kong corporation

CTS (Tianjin) Electronics Company, Ltd., a Peoples’ Republic of China corporation

CTS Electronics Dongguan, Ltd., a Peoples’ Republic of China corporation

CTS of Canada Holding Company, a Province of Nova Scotia (Canada) corporation

CTS of Canada G.P., Ltd., a Province of Ontario (Canada) corporation

CTS of Canada L.P., a Province of Ontario (Canada) limited partnership 2

CTS of Canada Co., a Province of Nova Scotia (Canada) corporation

CTS Corporation U.K., Ltd., a Scotland corporation

CTS Printex, Inc., a California corporation

CTS Electronics Components, Inc., a Delaware corporation

Dynamics Corporation of America, a New York corporation

International Electronic Research Corporation, a California corporation

LTB Investment Corporation, a Delaware corporation

 CTS Electronics Manufacturing Solutions, Inc., a Delaware corporation

CTS Electronics Manufacturing Solutions (Moorpark), Inc., a California corporation

CTS Electronics Manufacturing Solutions (Santa Clara), Inc., a California corporation

CTS Electronics Manufacturing Solutions (Massachusetts), Inc., a Massachusetts corporation

Technetics, Inc., a California corporation

CTS Electronics Corporation (Thailand), Ltd., a Thailand corporation

Corporations whose names are indented are subsidiaries of the preceding non-indented corporations. Except as indicated, each of the above subsidiaries is wholly-owned by its parent company. Operations of all subsidiaries and divisions are consolidated in the financial statements filed.

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1 Less than 1% of the outstanding shares of stock is owned of record by nominee shareholders pursuant to national laws regarding resident or nominee ownership.

2  CTS of Canada, L.P., is a limited partnership formed by CTS of Canada Holding Co. and CTS of Canada G.P., Ltd.